Exhibit 11

               SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
            CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING


                      PERIOD ENDED SEPTEMBER 30, 1995
                           "CHEAP STOCK" METHOD

                                                        Shares redeemed using     Nine months ended        Three months ended
                                 Shares issued or       proceeds from shares      September 30             September 30
                                 warrants and options   issued deemed exercise    weighted average shares  weighted average shares
                                 deemed exercised       of warrants and options   outstanding              outstanding
1993 Shares outstanding (Note 1)         729,003                       0                729,003                729,003
1994 Shares outstanding (Note 1)         192,344                       0                192,344                192,344
Shares issued in 1995 (Note 1)            22,178                    (812)                21,366                 22,178
1995 'cheap stock'                       411,789                (207,200)               204,589                218,410
1993 Options                              75,895                 (89,693)               (13,798)               (13,798)
1994 Warrants                             22,178                 (26,210)                (4,032)                (4,032)
1995 'cheap stock'                        17,732                 (10,440)                 7,292                  7,292
1996 'cheap stock'                       150,000                 (59,000)                91,000                 91,000

Weighted average shares outstanding                                                   1,227,763              1,242,397


                      PERIOD ENDED SEPTEMBER 30, 1996
                           "CHEAP STOCK" METHOD

                                                         Shares redeemed using     Nine months ended        Three months ended
                                 Shares issued or        proceeds from shares      September 30             September 30
                                 warrants and options    issued deemed exercise    weighted average shares  weighted average shares
                                 deemed exercised        of warrants and options   outstanding              outstanding
1993 Shares outstanding (Note 1)          729,003                       0              729,003               729,003
1994 Shares outstanding (Note 1)          192,344                       0              192,344               192,344
1995 Shares outstanding (Note 1)          472,306                       0              472,306               472,306
1995 Options                               88,659                    (887)              87,772                83,957
1996 'cheap stock'                        150,000                 (59,000)              91,000               150,000
1996 Weighted shares issued in
     IPO (Note 2)                       1,197,445                       0            1,197,445             1,700,000
1996 Shares                               158,954                 (94,072)              64,882                59,628


Weighted average shares outstanding                                                  2,834,753             3,387,238

Note 1 : Shares and warrants issued in 1995, more than one year prior to IPO
Note 2 : Computed using the weighted average method














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